                                                                   EXHIBIT 99.14

                         INDEPENDENT AUDITORS' REPORT ON
                            SUPPLEMENTARY INFORMATION


To the Partners
Nooney-Hazelwood Associates, L.P.
St. Louis, Missouri


Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information (shown on pages 14 to 15) is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ Wolfe, Nilges, Nahorski
A Professional Corporation


February 9, 2001
St. Louis, Missouri

                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
              SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

        Column A         Column B   Column C                                   Column D               Column E
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      Gross Amount Carried
                                       Initial Cost to Partnership                                     at Close of Period
                                    ----------------------------------     Costs Capitalized  -------------------------------------
                                                Buildings &                  Subsequent to                Buildings &
     Description       Encumbrance      Land    Improvements     Total        Acquisiton         Land     Improvements    Total
------------------------------------------------------------------------------------------------------------------------------------
The Lakes Apartments,
Hazelwood,
Missouri               $12,850,160  $1,450,000  $11,881,865   $13,331,865      $777,857       $1,450,000  $12,659,722   $14,109,722

        Column A         Column F       Column G   Column H     Column I
--------------------------------------------------------------------------
                                                             Life on which
                                                              Depreciation
                                                                in latest
                                                                 Income
                       Accumulated      Date of      Date     Statement is
     Description       Depreciation  Construction  Acquired     Computed
--------------------------------------------------------------------------
The Lakes Apartments,
Hazelwood,
Missouri                $7,072,558     1985-1986   12/10/84  5 to 31 years

                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

================================================================================

Property Name            Type              Location             Encumbrances
--------------------------------------------------------------------------------
The Lakes Apartments     Apartment         Hazelwood, MO        $13,096,120
================================================================================

                                                            Costs Capitalized
                                  Initial Cost                Subsequent to
                                   to Company                  Acquisition
                                          Buildings and               Buildings and
Property Name                Land         Improvements      Land      Improvements
-----------------------------------------------------------------------------------
The Lakes Apartments     $ 1,450,000      $ 11,881,865      $  0       $  777,857
===================================================================================

                            GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                          BUILDINGS AND
Property Name                LAND         IMPROVEMENTS          TOTAL
--------------------------------------------------------------------------------
The Lakes Apartments     $ 1,450,000      $ 12,659,722       $14,109,722
================================================================================

  1. The aggregate cost for Federal income tax purposes as of December 31, 2000 was approximately $14,109,722.

                       ACCUMULATED        DATE OF        DATE        DEPRECIABLE
Property Name          DEPRECIATION    CONSTRUCTION     ACQUIRED         LIFE
--------------------------------------------------------------------------------
The Lakes Apartments   $ (7,072,558)     1985-1986      Dec. 1984     5-31 years
================================================================================

                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 2000

================================================================================

SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND
ACCUMULATED DEPRECIATION
The changes in real estate held for investment for the years ended December 31, 1998, 1999, and 2000 are as follows:

                                             Years Ended December 31,
(IN 000'S)                               1998          1999          2000
--------------------------------------------------------------------------------
Balance, beginning of the period:       $13,823       $13,882       $13,991
Additions during period:
   Acquisitions                              --            --            --
   Improvements                              59           109           118
Deductions during period:
   Properties disposed of                    --            --            --
--------------------------------------------------------------------------------
Balance, end of period:                 $13,882       $13,991       $14,109
================================================================================

The changes in accumulated depreciation for the years ended December 31, 1998, 1999, and 2000 are as follows:

                                             Years Ended December 31,
(IN 000'S)                               1998          1999          2000
--------------------------------------------------------------------------------
Balance, beginning of the period:        $5,855       $ 6,272        $ 6676
Additions during period:
   Depreciation                             417           404           397
Deductions during period:
   Properties disposed of                    --            --
--------------------------------------------------------------------------------
                                         $6,272       $ 6,676        $ 7073
--------------------------------------------------------------------------------

                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                For the Years Ended December 1998, 1999 and 2000
                                   (Continued)

                                                    1998           1999         2000
-----------------------------------------------------------------------------------------
(1)   Reconciliation of amounts in Column E:

      Balance at beginning of period             $13,823,422   $13,882,480   $13,991,472

      Add - Cost of improvements                      59,058       108,992       118,250

      Less - Cost of disposals                            --            --            --
-----------------------------------------------------------------------------------------

      Balance at end of period                   $13,882,480   $13,991,472   $14,109,722
-----------------------------------------------------------------------------------------

(2)   Reconciliation of amounts in Column F:

      Balance at beginning of period             $ 5,854,736   $ 6,271,843   $ 6,675,788

      Add - Provision during period                  417,107       403,945       396,770

      Less - Depreciation on disposals                    --            --            --
-----------------------------------------------------------------------------------------

      Balance at end of period                   $ 6,271,843   $ 6,675,788   $ 7,072,558
-----------------------------------------------------------------------------------------

(3)   The aggregate cost of real estate
      owned for federal income tax purposes      $13,882,480   $13,991,472   $14,109,722
-----------------------------------------------------------------------------------------